Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
File No: 56980.000017

May 7, 2018

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Weight Watchers International, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Weight Watchers International, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by one or more of the affiliates of Artal Group S.A. (collectively, the “Selling Shareholder”) of an indeterminate number of shares of the Company’s common stock, no par value (the “Common Stock”).

The shares of Common Stock will be offered and sold on a continuous or delayed basis pursuant to Rule 415 of the Securities Act from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

Weight Watchers International, Inc.

May 7, 2018

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties and (vi) the validity, binding effect and enforceability of all documents.

As to factual matters, we have relied upon representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations noted herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    When (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of shares of Common Stock from the then authorized number of shares of Common Stock available and (b) such shares of Common Stock have been duly issued by the Company and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Common Stock will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is expressed as of the date hereof,

Weight Watchers International, Inc.

May 7, 2018

and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP